Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Nos. 333-264534, 333-207544, 333-181726, 333-108214, 333-106403, 333-68598 and 333-95157) on Form S-8 of Camden National Corporation of our report dated February 21, 2025, relating to the consolidated financial statements of Northway Financial, Inc. and Subsidiary as of and for the years ended December 31, 2024 and 2023, appearing in this Current Report on Form 8-K/A.

/s/ Baker Newman & Noyes LLC
Portsmouth, New Hampshire
March 11, 2025